EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
Kinnard Investments, Inc.:


         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 28, 1998 on the consolidated financial statements of Kinnard Investments, Inc. (the "Registrant"), which appear in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.





                                           /s/  KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 30, 1998